Exhibit 1
JOINT FILING AGREEMENT
We, the signatories of this Statement on Schedule 13G/A to which this Agreement is attached, hereby agree that such Statement is, and any amendments thereto filed by either of us will be, filed on behalf of each of us.

Dated: April 30, 2009	TEMASEK HOLDINGS (PRIVATE) LIMITED

	By:	/s/ Lena Chia Yue Joo
		Name:	Lena Chia Yue Joo
		Title:	Managing Director, Legal & Regulations

Dated: April 30, 2009	FULLERTON MANAGEMENT PTE LTD

	By:	/s/ Lena Chia Yue Joo
		Name:	Lena Chia Yue Joo
		Title:	Director

Dated: April 30, 2009	TEMASEK LIFE SCIENCES PRIVATE LIMITED

	By:	/s/ Cheo Hock Kuan
		Name:	Cheo Hock Kuan
		Title:	Director

Dated: April 30, 2009	V-SCIENCES INVESTMENTS PTE LTD

	By:	/s/ Choo Soo Shen Christina
		Name:	Choo Soo Shen Christina
		Title:	Director